EXHIBIT 23

               CONSENT OF INDEPENDENT ACCOUNTANTS



   We consent to the incorporation by reference in the registration statement of Continental Materials Corporation and Subsidiaries on Form S-8 (File No. 33-23671) of our report dated February 25, 1998 on our audits of the consolidated financial statements and financial statement schedule of Continental Materials Corporation and Subsidiaries as of January 3, 1998 and December 28, 1996, and for the three years in the period ended January 3, 1998, which reports are included in this Annual Report on Form 10-K.




                                         COOPERS & LYBRAND L.L.P.



Chicago, Illinois
March 31, 1998